Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

Entity                                  Name State/Country of Incorporation

ADV Engineering S.A.                              France
Easics, N.V.                                      Belgium
Horizon Semiconductors, Inc.                      Virginia
Opal Acquisition Corporation                      Delaware
Systems On Silicon, Inc.                          Delaware
TranSwitch Asia PTE Ltd.                          Singapore
TranSwitch Asia Ltd.                              Hong Kong
TranSwitch II Corp.                               Delaware
TranSwitch III, Inc.                              Delaware
TranSwitch Europe N.V./S.A.                       Belgium
TranSwitch India Private Limited                  India
TranSwitch International Corp.                    Delaware
TranSwitch S.A.                                   Switzerland
TranSwitch Silicon Valley, Inc.                   California
TranSwitch Technologies Canada, Inc.              Canada
TX Holdings Inc.                                  Delaware